UNITED STATES SECURITIES AND EXCHANGE COMMISSION
             Washington, D.C.  20549


                     FORM 8-K


                  CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the
         Securities Exchange Act of 1934


                  February 19, 1997
-----------------------------------------------------------
 Date of Report (Date of earliest event reported)


           Harnischfeger Industries, Inc.
-----------------------------------------------------------
(Exact name of registrant as specified in its charter)



   Delaware               1-9299          39-1566457
----------------------------------------------------------
(State or other         (Commission     IRS Employer
jurisdiction of         File Number)    Identification No.
incorporation)


    3600 South Lake Drive, St. Francis, Wisconsin 53235
-----------------------------------------------------------
           (Address of principal executive offices)


                       (414) 486-6400
-----------------------------------------------------------
   (Registrant's telephone number, including area code)


       13400 Bishops Lane, Brookfield, Wisconsin 53005
-----------------------------------------------------------
(Former name or former address, if changed since last report)

Item 5.     Other Events

     On February 19, 1997, Harnischfeger Industries, Inc.
issued a News Release reporting financial results for the
quarter ended January 31, 1997.   Included as Exhibit I to
this Current Report on Form 8-K is Harnischfeger
Industries, Inc.'s News Release dated February 19, 1997.

FORM 8-K


                    SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            HARNISCHFEGER INDUSTRIES, INC.
                            (Registrant)


Date: February 20, 1997    By:
                            /s/ Eric B. Fonstad
                           --------------------------------
                           Eric B. Fonstad
                           Associate General Counsel
                           and Assistant Secretary

Exhibit I





Contact:
Francis M. Corby, Jr.         James C. Benjamin
Executive Vice President      V.P. And Controller
Finance and
Administration
(414) 486-6870                (414) 486-6474

David A. Brukardt
Dir., Corp. Comm.
(414)486-6474

HARNISCHFEGER REPORTS RECORD FIRST QUARTER RESULTS
--------------------------------------------------

MILWAUKEE   Feb. 19, 1997   Harnischfeger Industries, Inc.
(NYSE: HPH) Chairman and Chief Executive Officer Jeffery T.
Grade today announced record operating results for the company's fiscal first quarter ended Jan. 31, 1997.

Net sales increased 11 percent to $699.4 million in the first quarter, a new first-quarter record for the company, up from $632.7 million in the same quarter last year as a result of continued strong performance by all three core businesses.

Net income increased 33 percent to $30.9 million ($0.65 per share), another first-quarter record, up from $23.2 million
($0.50 per share) for the same quarter last year.

"Our operating margins have improved significantly in each segment, compared with the year-earlier quarter, and the company's overall performance reflects ongoing strength in all business segments," Grade said. "We continue to see opportunities for strategic growth on a global basis, particularly in emerging markets."

First-quarter bookings of $840.8 million, the highest first-quarter bookings in the company's history, improved
33 percent from levels of a year ago. The company's mining equipment and pulp and paper machinery businesses continued to experience strong order and sales activity in the face of vigorous competition during what is traditionally the weakest quarter of the year for Harnischfeger.

Order backlogs at the end of the first-quarter period were $1.4 billion, the same as at the end of the fiscal year.

Grade said, "We are also pleased to report continuing progress on the integration of Longwall International into Joy Mining Machinery. Additionally, the strategic redesign of Beloit Corp. announced last fall is on track. These aggressive initiatives are being well-received by our global customers."

                  # # # # # # #

Harnischfeger Industries, Inc. [NYSE: HPH] is an international holding company with business segments involved in the manufacture and distribution of equipment for surface mining (P&H Mining Equipment), underground mining (Joy Mining Machinery), pulp and papermaking (Beloit
Corporation), and material handling (P&H Material
Handling).


HARNISCHFEGER INDUSTRIES, INC.
CONSOLIDATED STATEMENT OF INCOME
            (000)

                    Three Months Ended
                    January 31,

                    1997      1996
                    -----     ------
                    $         $

REVENUES

  NET SALES         699,411   632,684
  OTHER INCOME        8,760    10,882                                                           -------     -------
                    708,171   643,566

COST OF SALES       527,637   491,532
PRODUCT
  DEVELOPMENT,
  SELLING AND
  ADMINISTRATIVE
  EXPENSES          113,034    98,856
                   --------   -------

OPERATING INCOME     67,500    53,178

INTEREST
  EXPENSE - NET     (16,497)  (13,237)
                   ---------   -------
INCOME BEFORE
  PROVISION FOR
  INCOME TAXES
  AND MINORITY
  INTEREST           51,003    39,941

PROVISION FOR
  INCOME TAXES      (17,850)  (14,375)
                    --------  --------
                      33,153   25,566

MINORITY INTEREST     (2,295)  (2,375)
                    --------  --------
NET INCOME            30,858   23,191
                     ========  ========


EARNINGS PER SHARE      0.65     0.50
                    ========  ========
AVERAGE SHARES
  OUTSTANDING         47,720   46,795





HARNISCHFEGER INDUSTRIES, INC.
BUSINESS SEGMENT SUMMARY
FOR THE THREE MONTHS ENDED JANUARY 31, 1997
             (000)

                    Net Sales           Operating Profit
                ----------------        ----------------
                 1997        1996        1997       1996
                -----        ----        ----       -----

                 $        $        $         $

Mining Equipment     350,454  314,976   45,078    35,382

Pulp and Paper
  Machinery           268,975 252,353   20,874    18,562

P&H Material
  Handling             79,982  65,355    7,196     4,332
                     --------  ------- -------   --------
 Total Business
    Segments          699,411 632,684   73,148    58,276
                     ======== =======
Corporate
  Administration                        (5,648)   (5,098)

Interest
  Expense - Net                        (16,497)  (13,237)
                                       --------   -------
Income before
  Provision for
  Income Taxes
  and Minority
  Interest                              51,003     39,941
                                      ========     =======


HARNISCHFEGER INDUSTRIES, INC.
BUSINESS SEGMENT SUMMARY
FOR THE THREE MONTHS ENDED JANUARY 31, 1997
            (000)

                                           Backlog at
                  Orders Booked           End of Period
                  -------------           --------------
                  1997       1996        01/97       10/96
                  -----     ------        -----      -----
                   $            $       $         $
Mining Equipment    378,417   291,052   481,443    453,480

Pulp and Paper
  Machinery         403,042   261,373   810,204(A) 846,137

P&H Material
  Handling           59,333    81,483   111,901    132,550
                     -------   -------  ---------   -------
   Total Business
     Segments       840,792   633,908 1,403,548  1,432,167
                    =======   ======= =========== =========

Backlog has been reduced by $170,000 due to change of scope and indefinite deferments on certain contracts booked in prior years.

HARNISCHFEGER INDUSTRIES, INC.
CONDENSED BALANCE SHEET
(000)
                        January 31,    October 31,
                           1997            1996
                        ----------      ------------
                       $                 $
Assets
Current assets:
   Cash and cash
     equivalents             20,837            36,936
   Accounts
     receivable
     - net                  679,664           667,786
   Inventories              561,170           547,115
   Other current
     assets                 135,456           132,261
   Businesses held
     for sale                26,099            26,152
                           ---------       -----------
                          1,423,226         1,410,250

Property, plant
  and equipment
  - net                     628,625            634,045

Intangible assets           550,509            551,866

Other assets                 91,675             93,868
                           ---------        -----------
Total Assets              2,694,035          2,690,029
                          ==========        ===========


Liabilities and
  Shareholders'
  Equity
Current
  liabilities:
   Short-term
    notes payable,
    including
    current
    portion of
    long-term
    obligations              50,337             49,633
   Trade accounts
    payable                 356,243            346,056
   Employee
    compensation
    and benefits            132,775            160,488
   Advance
    payments and
    progress
    billings                148,120            155,199
   Accrued
    warranties               50,665             50,718
   Other current
    liabilities             302,580            315,033
                          ---------           --------
                          1,040,720          1,077,127

Long-term
 obligations                658,223            657,765

Liability for
 postretirement
 benefits                    72,657             78,814

Deferred income
 taxes                       56,418             54,920
Other liabilities            51,422             54,266

Minority interest            95,876             93,652

Shareholders'
 equity                     718,719            673,485
                           --------          ---------

Total Liabilities
 and Shareholders'
 Equity                   2,694,035          2,690,029
                         ==========         ==========